UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 23, 2010

Date of Report (date of earliest event reported)

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1650 Technology Drive

San Jose, California 95110

(Address of principal executive offices)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 25, 2010, Magma Design Automation, Inc. (“Magma”) issued a press release reporting its financial results for its third fiscal quarter ended January 31, 2010. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director

Mr. Timothy Ng resigned from the board of directors of Magma, effective February 23, 2010.

(d) Appointment of New Director

On February 23, 2010, Magma’s board of directors appointed Govind Kizhepat as a Class II director, to serve until Magma’s 2012 annual meeting of stockholders and until his successor is duly elected and qualified. On February 23, 2010, Magma’s board of directors also appointed Mr. Kizhepat to the Compensation and Nominating Committee of the board of directors.

Mr. Kizhepat has been vice president of business development at QLogic Corporation, a leading supplier of high-performance network infrastructure solutions since April 2009. In 2002, Kizhepat founded NetXen, a provider of intelligent network controller chips and adapters for the enterprise server market, and served as chief executive officer until it was acquired by QLogic in April 2009. He was previously an entrepreneur in residence at Benchmark Capital and executive vice president of Globespan, heading the Media Gateway Division. In 1996, Mr. Kizhepat founded iCompression and served as chief executive officer and chairman until it was acquired by Globespan. Mr. Kizhepat’s prior experience includes serving in various technical leadership and management positions at S3 and Sun Microsystems, where he played key roles in the development of SuperSPARC and UltraSPARC processors. Mr. Kizhepat holds a Bachelor of Science degree in electrical engineering from the University of Delhi in India, and a Master of Science degree in electrical engineering from Wayne State University in Michigan.

In connection with Mr. Kizhepat’s appointment to the board of directors and pursuant to the automatic grant provisions under Magma’s 2001 Stock Incentive Plan, Magma granted 20,000 restricted stock units, or RSUs, to Mr. Kizhepat. Assuming continued service on Magma’s board of directors, the RSUs will vest over four years, with 25% of the RSUs vesting on the first anniversary of the date of grant and the remaining 75% vesting quarterly over a three-year period beginning on the date that is three months after the first anniversary of the date of grant. Mr. Kizhepat will also receive an annual retainer for his service on the board of directors and the Compensation and Nominating Committee of the board of directors.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of February 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: February 25, 2010	By:	/s/ PETER S. TESHIMA
Peter S. Teshima
Corporate Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated as of February 25, 2010